UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is being filed to supplement the disclosure in Item 2.06 of the current report on Form 8-K, as filed by Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Registrants”) with the Securities and Exchange Commission on February 16, 2010 (“Item 2.06”), to provide disclosure under Item 4.02(a) with respect to the non-reliance on the quarterly financial information contained in the Registrants’ quarterly report on Form 10-Q for the three month period ended July 31, 2009.

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or

Completed Interim Review.

(a)

The disclosure contained in Item 2.06 is incorporated into this Item 4.02(a) by reference.

The Boards determined on February 16, 2010, in connection with its approval of the recording of an impairment charge as described above and as a result of such material impairment, that the quarterly financial information contained in the Registrants’ quarterly report on Form 10-Q for the three month period ended July 31, 2009 should no longer be relied upon.

The Registrants’ management and the Boards have discussed the matters disclosed in this filing with Kronick Kalada Berdy & Co. P.C., the Registrants’ independent registered accounting firm, and Parente Randolph, LLC, the Registrants’ prior independent registered accounting firm.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION

Date: February 24, 2010	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick
Title: Executive Vice President and Treasurer

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